Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CNET NETWORKS, INC.

CNET Networks, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (the “DGCL”), hereby adopts these Amended and Restated Bylaws, which restate, amend and supersede the bylaws of the Corporation in their entirety as described below:

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation shall be established and maintained at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the Corporation and at such time and place as may be fixed by the Board of Directors, at which meeting the stockholders shall (i) elect directors to fill the class of directors whose terms are expiring at such meeting and (ii) transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat, in the manner stated in Article VII, Section 1, at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a stockholder, not less than ten days nor more than sixty days before the date of the meeting. Any stockholder of the Corporation that has been the beneficial owner of at least $1,000 of securities entitled to vote at an annual meeting for at least one year may seek to transact other corporate business at the annual meeting, provided that such business is set forth in a written notice and mailed by certified mail to the Secretary of the Corporation and received no later than 120 calendar days in advance of the date of the Corporation’s proxy statement released to security-holders in connection with the previous year’s annual meeting of security holders (or, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, a reasonable time before the solicitation is made). Notwithstanding the foregoing, such notice must also comply with any applicable federal securities laws establishing the circumstances under which the Corporation is required to include the proposal in its proxy statement or form of proxy.

Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the certificate of incorporation, may be called only by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, in the manner stated in Article VII, Section 1, at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a stockholder, not less than ten days nor more than sixty days before the date of the meeting.

Section 6. Business at Special Meetings. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof.

Section 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the meeting.

Section 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power with respect to a question brought before the meeting that are represented in person or by proxy at the meeting shall decide such question, unless the question is one upon which, by express provision of statute, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In determining the total number of shares having voting power with respect to a question brought before the meeting that are represented in person or by proxy at the meeting, broker non-votes on such question will not be counted.

Section 10. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11. Voting. Unless otherwise provided by statute or the certificate of incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

Section 12. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered to the Corporation. Every written consent shall bear the date of signatures of each stockholder and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13. Inspectors. (a) The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 10(b)(ii), ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector’s belief that such information is accurate and reliable.

ARTICLE III

Board of Directors

Section 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors.

(a) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly as equal in number as possible, although no director need be moved to a different class as a result of vacancies, whether created by the resignation of a director or otherwise. Initially, Class I directors shall hold office for a term expiring at the next succeeding annual meeting of stockholders, Class II directors shall hold office for a term expiring at the second succeeding annual meeting of stockholders and Class III directors shall hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following this initial classification, the respective successors of each class shall be elected for three year terms.

(b) The number of directors shall be fixed from time to time by resolution of the Board of Directors. In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next election of the class for which such director shall have been chosen (as provided in the last sentence of this subsection (b)), or until his successor shall have been duly chosen. No decrease in the number of directors shall shorten the term of any incumbent director. Any newly created or eliminated directorships resulting from an increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

Section 3. Election and Term. Except as provided in Section 4 of this Article III, directors to fill the class of directors whose terms are expiring at such meeting shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve for a three year term and until his successor shall have been elected and shall qualify, or until his death, resignation or removal from office. Directors need not be stockholders of the Corporation.

Section 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors, or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders at which members of the director’s class are elected.

Section 5. Removal. A director of the Corporation may be removed by the stockholders of the Corporation only for cause and only by the affirmative vote of a majority of the stockholders then entitled to vote in the election of directors. For this purpose, “cause” means (i) the director’s commission of an act of fraud or embezzlement against the Corporation, (ii) conviction of the director of a felony or a crime involving moral turpitude, (iii) the director’s gross negligence or willful misconduct in performing the director’s duties to the Corporation or its stockholders or (iv) a director’s breach of fiduciary duty owed to the Corporation.

Section 6. Nominations for Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors. Any stockholder of the Corporation that has been the beneficial owner of at least $1,000 of securities entitled to vote at such meeting for at least one year may submit a director nomination to the Board of Directors or, if designated by the Board of Directors, a Nominating Committee. Such nomination must be set forth in a written recommendation and mailed by certified mail to the Secretary of the Corporation and received no later than (a) with respect to an annual meeting, 120 calendar days in advance of the date of the Corporation’s proxy statement released to security-holders in connection with the previous year’s annual meeting of security holders (or, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, a reasonable time before the solicitation is made) or (b) with respect to a special meeting, a reasonable time before the solicitation is made. Any such submission by a stockholder must set forth as to each proposed nominee who is not an incumbent director (i) the number of shares of stock of the Corporation which are beneficially owned by the nominating stockholder, (ii) a statement of the nominee’s qualifications, (iii) a consent signed by the nominee evidencing a willingness to serve as a director, if elected and (iv) a commitment by the nominee to meet personally with the Nominating Committee or the Board of Directors.

Section 7. Chairman of the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

ARTICLE IV

Meetings of the Board

Section 1. Regular Meetings. Regular meetings of the Board may be held at such times and at such places, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors. Notice of the time and place of each meeting must be given to all directors at least 24 hours prior to the meeting, in the manner stated in Article VII, Section 1, at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a director.

Section 2. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or the President on 24 hours notice to each director, which notice must be given in the manner stated in Article VII, Section 1, at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a director. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any director.

Section 3. Quorum and Voting. At all meetings of the Board, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of director, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Telephone Meetings. Directors may attend any meeting of the Board or any committee thereof by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section 5. Action by Written Consent. Any action required or permitted to be taken by the Board or any committee thereof, under the applicable provisions of any statute, the certificate of incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.

ARTICLE V

Committees

Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the

Corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board deems appropriate.

Section 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

ARTICLE VI

Compensation of Directors

The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

Notices

Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, such notice shall be given to such stockholder, director or committee member at such address as appears on the books of the Corporation or to any electronic mail address provided to the Corporation by a stockholder, director or committee member in writing (a) by mail, which notice shall be deemed to be given at the time it is deposited, postage prepaid, in the United States mail; (b) by telegram, which notice shall be deemed to be given at the time delivered to the telegraph office; (c) by telecopy or electronic mail, which notice shall be deemed to be given at the time it is transmitted; or (d) in person, which notice shall be deemed to be given when received.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

ARTICLE VIII

Officers

Section 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Secretary and may also include one or more Vice Presidents, a Treasurer, the Chairman of the Board of Directors and such other officers as are provided for in this Article VIII, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article. Any two (2) or more offices may be held by the same person.

Section 2. Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a Chief Executive Officer, a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, the Chairman of the Board of Directors and such other officers, including assistant officers and agents as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. Salaries. The compensation of all officers of the Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

Section 4. Term, Removal, and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified or until death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight and the direction of the Board of Directors, have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. Unless the Board of Directors designates otherwise, the President shall be the Chief Executive Officer.

Section 6. President. The President shall have such powers and duties as usually pertain to such office or as may be prescribed by the Chief Executive Officer or the Board of Directors, and shall perform the duties and exercise the powers of the Chief Executive Officer in the absence or disability of the Chief Executive Officer.

Section 7. Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

Section 9. Assistant Secretaries. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Assistant Treasurer. Unless otherwise determined by the Board of Directors, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12. Chairman of the Board of Directors. Please see Article III Section 7 above.

ARTICLE IX

Shares and Stockholders

Section 1. Certificates Representing Shares; Uncertificated Shares. Shares of capital stock of the corporation may be certificated or uncertificated, as provided under the DGCL. If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, (i) if such shares are certificated, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books or (ii) if such shares are uncertificated, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 3. Fixing Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this Section, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5. Lost Certificates. The Board of Directors may direct that (i) a new certificate or certificates or (ii) uncertificated shares, to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the

Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE X

Indemnification

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as an executive officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or executive officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expense under this Article or otherwise.

(b) If a claim under paragraph (a) of this Article X is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the DGCL, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that the indemnitee has not met the applicable standard set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

(c) The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under the Corporation’s certificate of incorporation, these Amended and Restated Bylaws or any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and executive officers of the Corporation.

ARTICLE XI

General

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation or of the resolutions, if any, providing for any series of stock.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Shares of Other Corporations. The Chief Executive Officer, the President and any Vice President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or other entity standing in the name of the Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations and other entities.

Section 4. Checks. All checks, drafts, bills of exchange or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Corporate Records. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the calendar year.

ARTICLE XII

Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of 66-2/3 percent of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board or at any special meeting of the Board.

Amended through September 12, 2007.